                                                                      EXHIBIT 21




                              CANTEL MEDICAL CORP.

                           SUBSIDIARIES OF REGISTRANT

              -----------------------------------------------------




Carsen Group Inc.              (Amalgamated under the laws of
                               Ontario, Canada)

MediVators, Inc.               (Incorporated under the laws of
                               Minnesota)

Minntech Corporation           (Incorporated under the laws of
                               Minnesota)